Exhibit 99.2

UNAUDITED PROFORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

On April 20, 2020, Omnia Wellness Inc. (formerly known as Glolex Inc.), entered into a Share Exchange and Reorganization Agreement (the “Exchange Agreement”) with Omnia Wellness Corporation (formerly known as Bed Therapies, Inc.) (“OWC”) and the beneficial stockholders of OWC to acquire 100% of the issued and outstanding shares of capital stock of OWC. The transactions contemplated by the Exchange Agreement were consummated on December 31, 2020 and, pursuant to the terms of the Exchange Agreement, among other things, all outstanding shares of common stock of OWC, no par value, or the OWC Shares, were exchanged for shares of our common stock, par value $0.001 per share, based on the Exchange Ratio of one share of our common stock for every one OWC Share. We refer herein to the transactions contemplated by the Exchange Agreement, collectively, as the Acquisition. Accordingly, we acquired 100% of OWC in exchange for the issuance of shares of our common stock and OWC became our wholly-owned subsidiary. As of the closing of the Acquisition (the “Closing”), Mr. Amer Samad, the former sole director and executive officer of Omnia Wellness Inc., agreed to cancel 52,656,888 shares of our common stock as part of the conditions to Closing, which are expected to be cancelled as soon as practicable after Closing.

At the Closing, in connection with the Acquisition, an aggregate of approximately $539,968 principal amount of convertible promissory notes of Omnia Corp. converted in accordance with their terms into an aggregate of 1,269,665 shares of our common stock. Of such shares, 729,730 were issued to Nickolay Kukekov, a director, and 539,935 were issued to M. Jainal Bhuiyan, a director and executive officer, or their respective affiliates as the holders of such notes.

The unaudited pro forma combined financial statements presented below are prepared using recapitalization accounting for the Reverse Merger. Pro forma adjustments which give effect to certain transactions occurring as a direct result of the Reverse Merger are described in the accompanying unaudited notes presented on the following pages.

The unaudited pro forma combined balance sheet is prepared as though the Reverse Merger occurred at the close of business on September 30, 2020. The unaudited pro forma combined statements of comprehensive loss give effect to the Reverse Merger as though it occurred on January 1, 2019. OWC’s fiscal year end is December 31. Omnia Wellness’ fiscal year end is March 31. The statements of comprehensive loss for Omnia Wellness are presented for the nine months ended September 30, 2020, and for the year ended December 31, 2019 to conform to the Company’s fiscal year end of December 31.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company and OWC been a combined company during the specified periods. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of OWC included herein and the historical financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2020 as filed with the United States Securities and Exchange Commission (“SEC”) on July 14, 2020 and in its Quarterly Report on Form 10-Q for the six months ended September 30, 2020 as filed with the SEC on November 16, 2020.

Omnia Wellness, Inc.

Pro Forma Combined Consolidated Balance Sheet

(Unaudited)

	Omni Wellness, Inc.	Omnia Wellness Corporation			Pro-Forma Combined
	September 30, 2020	September 30, 2020	Pro-Forma Adjustments	Adj #	September 30, 2019

Assets

Current assets
Due from related parties	$-	$84,920	$-		$84,920
Advance payments on purchase of inventory, related party	-	18,000	-		18,000
Total current assets	-	102,920	-		102,920

Non-current assets
Fixed assets, net	-	336,990	-		336,990
Intangible assets related party, net	-	1,701,000	-		1,701,000
Total non-current assets	-	2,037,990	-		2,037,990

Total Assets	$-	$2,140,910	$-		$2,140,910

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable and accrued expenses	$49,353	$27,790	$-		$77,143
Accounts payable, related party	-	435,921	-		435,921
Deposit liability	-	73,438	-		73,438
Accrued interest	-	526,260	(39,998)	C	486,262
Warranty liability	-	21,469	-		21,469
Nonconvertible notes, related party	10,618	753,140	-		763,758
Nonconvertible notes, non related	-	1,590,000	-		1,590,000
Convertible notes, related party	-	583,940	(499,970)	C	83,970
Convertible notes, non related	12,000	1,750,000	-		1,762,000
Total current liabilities	71,971	5,761,958	(539,968)		5,293,961

Non-current liabilities:
PPP Loan	-	294,066	-		294,066
Nonconvertible notes, non related, less current	-	156,620	-		156,620
Convertible notes, non related, less current	-	150,000	-		150,000
Total non-current liabilities	-	600,686	-		600,686

Total Liabilities	71,971	6,362,644	(539,968)		5,894,647

Stockholders’ deficit:
Preferred stock	-	-	-		-
Common stock	55,058	-	(41,387)	A, B	13,671
Additional paid-in capital	(10,224)	-	464,550	A, B, C	454,326
Accumulated deficit	(116,805)	(4,221,734)	116,805	A, B	(4,221,734)
Total stockholders’ deficit	(71,971)	(4,221,734)	539,968		(3,753,737)

Total Liabilities and Stockholders’ Deficit	$-	$2,140,910	$-		$2,140,910

Omnia Wellness, Inc.

Pro Forma Combined Consolidated Statements of Operations

For the nine months ended September 30, 2020

(Unaudited)

	Omnia Wellness, Inc	Omnia Wellness Corporation	Pro Forma Adjustments	Adj #	Pro Forma Combined

Revenue
Sales	$-	$168,787	$-		$168,787
Total Revenues	-	168,787	-		168,787

Cost of goods sold
Cost of goods sold	-	97,537	-		97,537
Total cost of goods sold	-	97,537	-		97,537
Gross profit	-	71,250	-		71,250

Operating expenses
Warranty expense	-	9,201	-		9,201
Depreciation and amortization	-	207,340	-		207,340
Legal and professional fees	-	74,028	-		74,028
Payroll expense	-	237,483	-		237,483
Selling and marketing expense	-	80,638	-		80,638
Selling and marketing expense, related party	-	112,500	-		112,500
Consulting fees	-	139,091	-		139,091
General and administrative	45,280	217,465	-		262,745
Total operating expenses	45,280	1,077,746	-		1,123,026

Other expense
Interest expense	-	(381,419)	-		(381,419)
Total other expense	-	(381,419)	-		(381,419)

Net loss	$(45,280)	$(1,387,915)	$-		$(1,433,195)

Net loss per common share - Basic and Diluted	$(0.00)	$(0.14)	$-		$(0.10)

Weighted average number of common shares outstanding - Basic and Diluted	55,058,006	10,000,000	(51,387,223)	C, D	13,670,773

Omnia Wellness, Inc.

Pro Forma Combined Consolidated Statements of Operations

For the year ended December 31, 2019

(Unaudited)

	Omnia Wellness, Inc	Omnia Wellness Corporation	Pro Forma Adjustments	Adj #	Pro Forma Combined

Revenue
Sales	$-	$223,354	$-		$223,354
Total revenues	-	223,354	-		223,354

Cost of goods sold
Cost of goods sold	-	265,471	-		265,471
Total cost of goods sold	-	265,471	-		265,471
Gross loss	-	(42,117)	-		(42,117)

Operating expenses
Warranty expense	-	10,443	-		10,443
Depreciation and amortization	-	191,287	-		191,287
Legal and professional fees	-	106,645	-		106,645
Selling and marketing expense	-	886,179	-		886,179
Consulting fees	-	312,184	-		312,184
General and administrative	31,810	58,346	-		90,156
Impairment expense	-	26,000	-		26,000
Total operating expenses	31,810	1,591,084	-		1,622,894

Other expense
Interest expense	-	(293,766)	-		(293,766)
Total other expense	-	(293,766)	-		(293,766)

Net loss	$(31,810)	$(1,926,967)	$-		$(1,958,777)

Net loss per common share - Basic and Diluted	$(0.00)	$(0.46)	$-		$(0.25)

Weighted average number of common shares outstanding - Basic and Diluted	55,058,006	4,181,781	(51,387,223)	C, D	7,852,554

Omnia Wellness, Inc.

Notes and Assumptions to Pro Forma Financial Statements

(Unaudited)

(A)	On March 5, 2020, Omnia Wellness, Inc. completed a 12.63157 to 1 forward stock split whereby each share of common stock was converted into 12.63157 shares of common stock.
(B)	To adjust Omnia Wellness, Inc. shareholders’ equity (deficit) accounts to reflect the effects of the recapitalization, including 2,400,000 shares of existing Company stock (net of shares retired at date of the reverse merger) and the conversion of all outstanding shares of OWC into 10,000,000 common shares of Omnia Wellness, Inc.
(C)	To adjust Omnia Wellness, Inc. shareholders’ equity (deficit) accounts to reflect the conversion of the convertible promissory notes of OWC into 1,269,665 shares of Omnia Wellness, Inc.
(D)	To reflect the 12.63157 to 1 forward stock split of the Company as well as the retirement of shares related to the reverse merger.

The unaudited pro forma combined financial statements do not include any adjustment for non-recurring costs incurred or to be incurred after September 30, 2020 by both the Company and OWC to consummate the Reverse Merger, except as noted above. Merger costs include fees payable for legal and accounting fees. Such costs will be expensed as incurred.